Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253262 on Form S-3 and Registration Statement No. 333-219012 on Form S-8 of our reports dated February 15, 2022, relating to the financial statements of Safehold Inc. and the effectiveness of Safehold Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

New York, NY

February 15, 2022